Exhibit 21

Name	Jurisdiction of Incorporation
4Oceans Limited (in liquidation)	England and Wales
Cendant Hellas EPE (in liquidation)	Greece
Coelis S.A.S.	France
Covia Canada Partnership Corp	Canada
Galileo Asia, LLC	Delaware
Galileo Deutschland GmbH	Germany
Galileo España S.L.	Spain
Galileo France S.a.r.l.	France
Galileo International Technology, LLC	Delaware
Galileo Latin America, L.L.C.	Delaware
Galileo Malaysia Limited	Delaware
Galileo Nederland II BV	Netherlands
Galileo Portugal Limited	England and Wales
Galileo Technologies, LLC	Delaware
HD Services S.r.l.	Italy
Hotelzon Romania s.r.l.	Romania
Mobile Travel Technologies Limited	Ireland
Mobile Travel Technologies (UK) Limited	United Kingdom
Locomote Holdings Pty. Ltd	Australia
Locomote IP Pty. Ltd.	Australia
Locomote Technologies Trading Pty. Ltd.	Australia
OWW2, LLC	Delaware
Sprice Pte Ltd (in liquidation)	Singapore
Southern Cross Distribution Services (NZ) Limited	New Zealand
Southern Cross Distribution Systems Pty Limited	New South Wales, Australia
TDS Investor (Luxembourg) S.a.r.l.	Luxembourg
The Galileo Company	England and Wales
Timas Limited	Ireland
travel-IT Beteiligungsgesellschaft mbH	Germany
travel-IT GmbH & Co. KG	Germany
travel-IT Geshaftsfuhrungs Gmbh	Germany
travel-IT Management GmbH & Co. KG	Germany
Travel Industries, Inc.	Delaware
Travelport Andina SAS	Colombia
Travelport Argentina S.R.L.	Argentina
Travelport Bahrain W.L.L.	Bahrain
Travelport Baltijia Sia	Latvia
Travelport (Beijing) Information Technology Co. Ltd.	Beijing
Travelport Belgium N.V.	Belgium
Travelport Brasil Soluç es em Viagens Ltda.	Brazil
Travelport Canada Distribution Systems, Inc.	Ontario, Canada
Travelport (Cayman) Ltd.	Cayman Islands
Travelport Chile Limitada	Chile
Travelport Corporate Finance (Luxembourg) S.A.	Luxembourg
Travelport Corporate Funding (Luxembourg) SARL	Luxembourg
Travelport Cyprus Limited	Cyprus
Travelport Denmark A/S.	Denmark
Travelport Finance Limited	United Kingdom
Travelport Finance (Luxembourg) S.a.r.l.	Luxembourg
Travelport Funding (Luxembourg) S.a.r.l.	Luxembourg
Travelport Global Distribution System B.V.	Netherlands
Travelport Global Limited	United Kingdom
Travelport GmbH	Switzerland
Travelport Gulf LLC	Oman
Travelport Guarantor LLC	Delaware
Travelport Group Investments Limited	United Kingdom
Travelport Hellas Ypiresies Diethnon Taxiodiotikon
Pliroforion Monoprosopi Etaireia Periorismenis Efthynis	Greece
Travelport Hotelzon Finland OY	Finland

Travelport Hotelzon International (UK) Limited	United Kingdom
Travelport Hotelzon Sweden AB	Sweeden
Travelport Hotelzon UK Limited	United Kingdom
Travelport Holdings, Inc.	Delaware
Travelport Holdings, LLC	Delaware
Travelport Holdings Limited	Bermuda
Travelport Holdings (Jersey) Limited	Jersey
Travelport Holdings (UK) Limited	England and Wales
Travelport Hungary Kft	Hungary
Travelport Inc.	Delaware
Travelport International Limited	England and Wales
Travelport International Management Limited	United Kingdom
Travelport International Operations Limited	United Kingdom
Travelport International Services, Inc.	Delaware
Travelport Investor (Luxembourg) Partnership S.E.C.S.	Luxembourg
Travelport Investor (Luxembourg) Partnership S.E.C.S. Schaffhausen Branch	Switzerland
Travelport Italia S.r.l.	Italy
Travelport Jersey 1 Limited	Jersey
Travelport Jersey 2 Limited	Jersey
Travelport Jersey 3 Limited	Jersey
Travelport Lebanon S.a.r.l.	Lebanon
Travelport LLC	Delaware
Travelport, LP	Delaware
Travelport Mexico S.A. de C.V.	Mexico
Travelport North America, Inc.	Delaware
Travelport Norway AS	Norway
Travelport Operations, Inc.	Delaware
Travelport Operations Limited	England and Wales
Travelport Peru S.R.L.	Peru
Travelport Poland Sp z.o.o.	Poland
Travelport Romania Services S.R.L.	Romania
Travelport Saudi Arabia Limited	Saudi Arabia
Travelport Services (Kenya) Limited	Kenya
Travelport Services Limited	England and Wales
Travelport Southern Africa (Proprietary) Limited	Southern Africa
Travelport Sweden AB	Sweden
Travelport Switzerland AG	Switzerland
Travelport Taiwan Co., Limited	Taiwan
Travelport Travel Commerce Platform Limited	England and Wales
Travelport (UK) Services Limited	England and Wales
Travelport Venezuela C.V.	Venezuela
TraviAustria GMbH	Austria
Waltonville Limited	Gibraltar
Worldspan Technologies Inc.	Delaware
WS Financing Corp	Delaware
Worldspan Dutch Holdings B.V.	Netherlands
Worldspan LLC	Delaware
Worldspan S.A. Holdings II, LLC	Georgia
Worldspan iJet Holdings LLC	Delaware
Worldspan Open Table Holdings LLC, Inc.	Georgia
Worldspan XOL LLC	Georgia
Worldspan Viator Holdings, LLC	Delaware
Worldspan BBN Holdings, LLC	California
Worldspan South American Holdings LLC	Georgia
Worldspan Services Costa Rica, SRL	Costa Rica
Worldspan Services Chile Limitada	Chile
Worldspan Digital Holdings, LLC	Delaware
Worldspan StoreMaker Holdings, LLC	Delaware